Exhibit 99.1

Ener-Core Completes Private Placement of $1.25 Million of Convertible Unsecured Notes and Warrants

IRVINE, Calif. - September 2, 2016—Ener-Core, Inc. (OTCQB: ENCR), a leading provider of Power Oxidation technology and equipment that generates clean power from waste and low-quality gases from a wide variety of industries, has closed a private placement of convertible unsecured notes and warrants for aggregate gross proceeds of $1.25 million. The company intends to use these proceeds for working capital and general corporate purposes.

Interest on the convertible unsecured notes is payable monthly in cash on the first business day of each calendar month beginning October 1, 2016 at a rate of 12 percent per annum and the convertible unsecured notes mature on September 1, 2017. Each investor received a warrant with a five-year term to purchase 100 shares of common stock for each $1,000 of principal amount of convertible unsecured notes purchased by such investor at an exercise price of $4.00 per share. The convertible unsecured notes are convertible into common stock at a conversion price of $4.31 per share, subject to adjustment in the event of the conversion of at least 50% of the Company’s issued and outstanding senior secured notes, originally issued in April and May 2015. The convertible unsecured notes will convert automatically if greater than 50% of such senior secured notes convert into equity securities of the Company. Additionally, each investor is entitled to receive additional warrants with a five-year term to purchase shares of common stock on certain dates after the closing of the private placement in the event the Company has not consummated a further equity financing of at least $3.0 million prior to such dates.

As part of the terms of the private placement, the Company also provided each investor certain registration rights with respect to the securities issuable upon conversion of such investor’s convertible unsecured notes and the shares underlying the warrants and additional warrants, if any.

“The Ener-Core technical and sales teams continue to work diligently with our partners in the commercialization of our 2 megawatt system,” said Alain Castro, CEO of Ener-Core. “This tranche of capital from both new and existing investors provides us with key resources in support of our endeavours.”

The securities offered and sold in this private placement were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Further details regarding this private placement can be found in Ener-Core’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2016.

About Ener-Core, Inc.

Irvine, California-based Ener-Core, Inc. (OTCQB: ENCR) designs, manufactures and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations. Ener-Core offers the 250kW Ener-Core EC250 and the larger, 2MW Ener-Core Powerstation KG2-3GEF/PO. For more information, please visit www.ener-core.com.

Cautionary Statement Regarding Forward Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein or required by law, Ener-Core assumes no obligation to update forward-looking statements.

Media and Investor Relations:

MZ Group

Chris Tyson

Managing Director – MZ North America

Direct: 949-491-8235

ENCR@mzgroup.us

www.mzgroup.us